                                                                EXHIBIT 10.19

                         Dated the 9th day of July 1996


                             BARINET COMPANY LIMITED


                                       and


                         IMS INTERNATIONAL MANUFACTURING
                             SERVICES (H.K.) LIMITED



                  *********************************************

                                      LEASE

                                       of

                  ALL THOSE Third Floor and Flat Roof appertenant thereto, Fourth Floor, Fifth Floor, Portion of Roof and Eight Car Parking Spaces on Ground Floor of Asia Trade Centre,
                  19 Sze Shan Street, Yau Tong Bay, Kowloon.

                  *********************************************

                  REGISTERED in the Land Registry by

                  Memorial No.

                  on

REGISTERED in the Land Registry
by Memorial No. 7104804                                       p. Land Registrar.
on 11 June 1997

                  for Land Registrar


                               DESMOND WONG & CO.
                                   SOLICITORS
                              Room 1206, 12th Floor
                               ASIA STANDARD TOWER
                           59-65 QUEEN'S ROAD CENTRAL
                                    HONG KONG
                                 Tel : 2522 6330
                                 Fax : 2869 6173
                               Ref : DW/CN/538/96

THIS LEASE made the 9th day of July one thousand nine hundred and ninety-six

B E T W E E N

(1) BARINET COMPANY LIMITED whose registered office is situate at 30th Floor, Asia Orient Tower, Town Place, No. 33 Lockhart Road, Wanchai, Hong Kong (hereinafter called the Landlord"); and

(2) IMS INTERNATIONAL MANUFACTURING SERVICES (H.K.) LIMITED (formerly known as MAXTOR (HONG KONG) LIMITED) whose registered office is situated at 5th Floor, Asia Trade Centre, 19 Sze Shan Street, Yau Tong Bay, Kowloon, Hong Kong (hereinafter called "the Tenant"),

WHEREBY IT IS AGREED as follows:-

l. In consideration of the rents and the Tenant's covenants hereinafter reserved and contained the Landlord HEREBY DEMISES to the Tenant ALL THOSE premises more particularly described in the First Schedule hereto (hereinafter called "the Premises") TO HOLD the same onto the Tenant for the term specified in the Second Schedule hereto (hereinafter called "the term") determinable as hereinafter provided YIELDING AND PAYING therefor the rent set out in the Third Schedule hereto (hereinafter called "the Rent"),
2.   THE TENANT HEREBY COVENANTS WITH THE LANDLORD as follows:-

     Outgoings

     (1)
          (a) To pay the Rent reserved hereby and any increase therein in Hong Kong currency in the manner stipulated in the Third schedule hereto and by autopay if demanded without any deduction therefrom;

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          (b)  To pay rates charged on the Premises as assessed by the
               Government.

          (c) To pay and discharge all deposits and charges in respect of gas, water, electricity and telephones as may be shown by the separate meter or meters installed in the Premises or by accounts rendered to the Tenant;

          (d) To produce to the Landlord within a reasonable time on written demand made by the Landlord receipts for rates gas water telephone electricity charges paid by the Tenant;

          (e) To pay to the Landlord (without prejudice to any other right or remedy of the Landlord hereunder) on demand interest at the rate of 4% per annum over the rate of 4% per annum over the rate from time to time quoted by The Hongkong and Shanghai Banking Corporation Limited as its prime or best lending rate for Hong Kong Dollars in Hong Kong such interest to be calculated on a daily basis in respect of any payment not paid on the due date from the date upon which such payment ought to have been paid to the actual date at payment. Landlord's Expenses (2) To pay on written demand made by the Landlord all reasonable costs and expenses (including without limitation thereof Solicitors' costs, Surveyors', Architects, and Engineers' fee and bailiffs' costs) properly incurred by the Landlord :(a) incidental to the preparation and service of any notice under Section 58 of the Conveyancing and Property ordinance or incurred in or in contemplation of


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               proceedings hereunder or thereunder save and except in
               circumstances where forfeiture is avoided otherwise than by relief granted by the court;

          (b) resulting from all applications by the Tenant for any consent or approval of the Landlord required by this Lease whether or not the application is granted together with any stamp duties on any licences and duplicates in connection therewith.

     Compliance with Ordinances

     (3) To obey and comply with and to indemnify the Landlord against the breach of all ordinances, regulations, by-laws, rules and requirements of any Governmental or other competent authority relating to the use and occupation of the Premises and without prejudice to the generality of the foregoing to obtain any licence approval or permit required by any Governmental or other competent authority in connection with the Tenant's use or occupation of the Premises prior to the commencement of the Tenant's business and to maintain the same in force during the currency of this tenancy and to indemnify the Landlord against the consequences of a breach of this provision.

     Repair

     (4) Save and except as provided by Clause 3(3) below at all times during the Term to keep the interior of the Premises and every part thereof including without prejudice to the generality of the foregoing the interior of the walls ceilings and floors, the windows, internal and external window frames and doors thereof and the Landlord's fixtures fittings and installations in the Premises in good and tenantable repair and condition (fair wear and tear damage caused by structural latent or inherent defects excepted) and in whole or in part to renew the same as necessary and to paint the exterior of the Premises as and when the Tenant considers reasonable and if the Tenant is the tenant of any roof of the Building to carry out routine maintenance to such roof but not major or structural repairs or repairs caused by inherent or latent defects.

     Repair of Electrical Installations

     (5) At all times during the term to repair or replace any electrical installation or wiring installed by the Tenant if the same becomes dangerous or unsafe or if so reasonably required by the Landlord or by the relevant utility company and in so doing the Tenant shall use only a contractor approved by the Landlord in writing for the purpose (such approval not to be unreasonably withheld or delayed). The Tenant shall have the right to increase the electrical loading at the Premises and for this purpose will have the right to build an additional transformer room in the Premises subject to compliance with all regulations and requirements of the relevant utility company in connection therewith for this purpose the Tenant will use only a contractor approved by the Landlord as aforesaid. The Tenant shall permit the Landlord or its agent to test the Tenant's wiring in the Premises at any time upon request being made. The Tenant shall indemnify the Landlord and hold it harmless against any cost claim damage or proceedings resulting from or attributable to any malfunction or disrepair of the electrical installation or apparatus installed by the Tenant in the Premises.

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     Drains and Sewage

     (6) Not to allow to pass into the sewers drains or watercourses serving the Building any noxious or deleterious effluent or other substance which may cause an obstruction in or injury the said sewers drains or watercourses and in the event of such obstruction or injury if required by the Landlord at the Tenant's cost forthwith to remove such obstruction and to make good all damage to the satisfaction of the Landlord and if the Tenant shall refuse to remove such obstruction and make good any damage, the Landlord shall have the right to perform the matters aforesaid and claim all costs, expenses and damages properly incurred or sustained by the Landlord from the Tenant.

     Landlord's Access

     (7)

          (a) To permit the Landlord and its agents upon prior appointment (except in case of emergency) with all necessary workmen materials and appliances at all reasonable times during normal business hours (or at any time in case of emergency) to enter upon and examine the condition of the Premises and thereupon the Landlord may serve upon the Tenant a notice in writing specifying any defect decay redecoration or want or reparation which is the responsibility of the Tenant hereunder to be remedied and require the Tenant promptly after service of such notice commence and thereafter proceed diligently with the execution of which repairs and redecoration then to permit the Landlord with all necessary workmen materials and appliances to enter

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               upon the Premises and execute such repairs and redecoration and the cost thereof (which expression shall include without limitation all necessary and reasonable legal costs and Surveyors' fees and other reasonable expenditure whatsoever attendant thereon) shall be paid by the Tenant to the Landlord on demand and be recoverable as a debt;

          (b) To permit the Landlord upon prior appointment (save that no such notice shall be required in the case of any emergency) and its agents and other persons authorized by them with all necessary workmen materials and appliances at all reasonable time during normal business hours (or at any time in case of emergency) to enter upon the Premises to execute repairs on any part of the Building or the fixtures fittings or appliances therein which is the responsibility of the Landlord hereunder and for the purpose of executing the same to erect scaffolding or to place ladders upon the Premises or any part thereof causing as little inconvenience and physical damage as practicable and all such damage thereby occasioned to the Premises being made good by the Landlord.

     Restriction on Alterations

     (8)

          (a) Not without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) and the approval of all relevant Governmental authorities if necessary to build or erected any building on the Premises or on any part thereof and not without such consent as aforesaid to make or to permit or suffer to be made any addition or alteration to the Premises or to any part thereof or to any fixtures and fittings therein of any nature whatsoever whether structural or non-structural and at the request of the Landlord forthwith to demolish and remove any building addition or alteration built erected or made in breach of the foregoing covenant and to restore the Premises and the fixtures and fittings thereof to their previous condition to the satisfaction of the Landlord;

          (b) Not without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) and the approval of all relevant Government authorities if necessary to alter or permit or suffer to be altered any main electricity cable gas or water pipe or drain or heating apparatus not cut maim or injure or permit or suffer to be cut maimed or injured any of the walls or floors of the Premises or any part of the main structure of the Building or other structural members thereof nor attach anything to any structural wall of the Premises;

          (c) If notwithstanding the foregoing terms and provisions the Landlord shall at its sole discretion decide to permit the Tenant to make any addition or alteration to the Premises or the fixtures and fittings and the Tenant shall carry out such works then at the expiration or sooner determination of the term the Tenant will if required by the Landlord at the Tenant's own cost reinstate and make good to the satisfaction of the Landlord the Premises and the fixtures and fittings and restore the same as if such addition or alteration (or such of them as may be specified by the Landlord) had not been made and to pay the reasonable expenses properly incurred by the Landlord incidental to the superintendence of such reinstatement and making good as well as for all reasonable costs expenses and losses incurred by the Landlord due to the failure of the Tenant to comply with this provision.

     Alienation

     (9) Not to assign underlet mortgage charge or part with possession of or transfer the Premises or any part thereof or any interest therein nor permit or suffer any arrangement or transaction whereby any person who is not a party to this Lease obtains the use or possession of the Premises or any part thereof regardless of whether any rental or other consideration is given provided that the Tenant shall have the right with the consent of the Landlord (such consent not to be unreasonably withheld or delayed) to license or part with possession of the Premises or part thereof to its associated companies or subsidiary companies or to sublet the whole or any part or parts of the Premises provided further that if the rent actually received from any sub-tenant in respect of the Premises or any part thereof exceeds the rent payable by the Tenant in respect of that part the Tenant shall pay to the Landlord the amount of such excess less all costs and expenses incurred by the Tenant in connection with the subletting or in connection with enforcing the terms of any sub-tenancy agreement against any sub-tenant.


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

     Notice

     (10) As soon as practicable on receipt of notice (whether by advertisement or otherwise) to give full particulars to the Landlord of any permission notice order claim or proposal for a notice order or claim made given or issued by Government affecting the Premises and if so issued by Government affecting the Premises and if so required by the Landlord to produce such permission notice order claim or proposal for a notice order or claim to the Landlord.

     Use of the Premises

     (11)

          (a) Not to use or permit or suffer to be used the Premises or any part thereof for any illegal or immoral purpose or for any dangerous noxious noisy or offensive trade business or purpose whatsoever;

          (b) To use the Premises for such purposes as set out in the Occupation Permit relating to the Premises and in the Crown Grant document under which the Premises are held fro the Crown provided that the Tenant shall have the right, with the consent of the Landlord (such consent not to be unreasonably withheld) to apply to the relevant government authorities for permission to change the use or uses of the Premises and the Tenant shall pay all costs and expenses incidental to such application and to carry out and perform all conditions imposed by the relevant government authorities on the grant of such change of user of the Premises or parts thereof;


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

          (c) To obtain and renew all necessary consents required by law relating to the use of the Premises and not to breach the terms of such consents and to fully indemnify the Landlord for any failure of the Tenant to use the Premises for the permitted purposes and/or the breach by the Tenant of any terms of the Crown Grant and/or Occupation Permit and/or waiver or other modification letter(s) relating to the Premises.

     Access

     (12) Not to do any act or thing whereby any entrance or exit of the Building or any of the common parts thereof which the Tenant is authorized to use may be impeded or hindered in any way whatsoever.

     Floor Loading

     (13) Not to do or bring or permit to be done or brought in or upon the Premises anything which may put on the Premises any weight stress or strain in excess to that which the same are designed to bear.

     Nuisance

     (14) Not to do or permit to suffer anything in or upon the premises or any part thereof or on any Property over which the Tenant exercises rights which may be or become a nuisance or annoyance to the Landlord or the tenants owners or occupiers of other premises in the Building.

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

     Landlord's Insurance

     (15)

          (a) Not to do or allow to be alone anything whereby any insurance for the time being effected in respect of the Premises or the Building (including without prejudice to the generality of the foregoing insurance against loss of rent in respect of the Premises) or any part thereof may, be rendered void or voidable or be in anyway affected nor do or allow to be done anything whereby any additional premium may become payable for any insurance in respect of the Premises or the Building and to comply with all reasonable recommendations of the insurers as to fire precautions relating to the Premises and to repay to the Landlord on demand all reasonable sums paid by the Landlord by way of increased premium or premia and all reasonable expenses incurred by the Landlord in and about any renewal of such policy or policies arising from or rendered necessary by a breach of this sub-clause;

          (b) In the event of the Premises or any part thereof being destroyed or damaged to give notice in writing thereof to the Landlord forthwith on the happening of such event.

     Storage

     (16) Not to bring keep store or suffer to be brought, kept or stored in or upon the Premises or any part thereof any petrol or petroleum products or any other dangerous explosive or inflammable substances whatsoever without the appropriate consents from the relevant authorities provided that the Tenant shall be entitled to store such products or


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

          substances in such quantities as are permitted by the relevant authorities and subject to any conditions imposed by the relevant authorities (if any).

     Signs and Placards

     (17) Not to erect name signs at the entrance to or on the exterior of the Premises or on the roof of the Building nor to affix place or exhibit or permit or suffer to be affixed placed or exhibited to or upon the exterior of the Premises or to or through any windows thereof or to any part of the Building without all necessary consents from the Government.

     Landlord's signs

     (18) To permit the Landlord at any time during the last three (3) months of the term to affix and retain without interference upon any part of the Premises a notice for reletting the Premises provided that the sign does not interfere with the Tenant's own sign or its business and to allow the Landlord during the last three (3) months of the term to show the Premises to prospective purchasers or tenants upon prior appointment with the Tenant and causing as little inconvenience as possible to the Tenant.

     Delivery-up

     (19) At the determination of the term at the Landlord's indiscretion either to remove all fixtures and fittings installed by and on behalf of the Tenant in the Premises and to make good all damage caused by their removal and to yield up the same or (provided the Landlord agreed such agreement not to be unreasonably withheld or delayed) to yield up the Premises with all fixtures and fittings which have been affixed to the


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          Premises by or on behalf of the Tenant and which have become part of the Premises with vacant possession and in accordance with the agreements terms and provisions of this Lease.

     Crown Lease

     (20) Not to breach the terms of the Crown Lease relating to the Building and to indemnify the Landlord against any breach of the term of this Clause.

3.   LANDLORD'S AGREEMENTS

     The Landlord HEREBY AGREES with the Tenant as follows:

     Quiet Enjoyment

     (1) That the Tenant paying the Rent hereby reserved and performing and observing the several covenants on the part of the Tenant herein contained shall and may peaceably and quietly hold and enjoy the Premises during the term without any interruption by the Landlord or any person rightfully claiming through under or in trust for the Landlord.

     Crown Rent and Property Tax

     (2)  To pay the Crown Rent and Property Tax in respect of the Premises.

     Maintenance

     (3) To put and keep the exterior of the Building the roof (save and except as referred to in Clause 2(4)), foundations, main structure and main drains pipes cables and services pipes cables and services thereof and the lifts the air-conditioning system the common parts and common services and facilities thereof in good and substantial repair and



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          condition and maintain the same save and except where any damage is caused by the act or neglect of the Tenant unless the same is covered by the Landlord's insurance Provided that in the event that the Landlord sells a portion of the Building and enters into a Deed of Mutual Covenant under which the exterior root foundations and main structure of the Building and main drains pipes cables and services thereof and the common parts and common services and facilities thereof are maintained and repaired than the Landlord's obligations in relation to the repair of any of the items referred to in this Clause then the Landlord's liability hereunder shall be reduced accordingly.

     (4) In the event that the Landlord shall take up management of the Building in accordance with Clause 4 (10) hereof.

          (a) To provide put in repair and maintain adequate means of access to and egress from the Premises (to the satisfaction of the Tenant) with or without appliances and workman together with the use of such passenger and cargo lifts, escalators, driveways, ramps, entrances, loading and unloading bays, staircases, landings and corridors, lift lobbies and common parts and facilitates in the Building as may be necessary for the Tenant's business in and use and enjoyment of the Premises.

          (b) The Landlord agrees to ensure that the tenants licensees or occupiers of other part(s) of the Building will not interfere with or hinder the rights of the Tenant hereunder or the carrying out of the Tenant's business in the Premises or the enjoyment and/or use of the Premises under this Agreement and the Landlord agrees to take such action as may be necessary against such other tenants licensees or occupiers and to incorporate such duties conditions and obligations in the tenancy agreements or licenses to be entered into with other tenants licensees or occupiers so as to ensure the Tenant will continue to enjoy the use of the Premises and the rights and protection provided by this Agreement.

          (c) To provide such management services for the Building as are consistent with the running of an industrial building of similar quality in the vicinity including, but without limitation to the foregoing, the repair and maintenance of all the access ways, driveways, ramps, the common parts, common services and facilities of the building and the disposal of refuse and rubbish from the Building.

          (d) To maintain adequate ventilation and lighting for the common parts and areas of the Building.

          (e) To provide a caretaker throughout the day and night and to lock up the Building in accordance with the House Rules prevailing in force from time to time of the Building. During such times as the Building is being locked up as aforesaid, persons or vehicles entering into or leaving the Building would have to identify themselves to the caretaker.

          (f) To allow the Tenant the right to continue to maintain and/or to erect a sign and the Tenant's logo on the external walls of the Building (as currently affixed) and occupying an area of 10 feet by 35 feet and a slat on the notice board/company directory/board to display its name on the main lift lobby of the Building and on the lift lobbies of each floor of the Premises.

4.   PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:

     Re-entry

     (1) Subject to Section 58 of the Conveyancing and Property Ordinance, if the Rent hereby reserved or any part thereof shall at any time be unpaid after the due date thereof (wither formally demanded or not) or if any of the agreements or obligations on the part of the Tenant herein contained shall not be performed and observed or if the Tenant (being an individual) or being individuals any one of them) shall become bankrupt or if the Tenant (being a company) shall enter into liquidation whether compulsory or voluntary (save for the purpose of amalgamation or reconstruction of a solvent company) or if a receiver shall be appointed of the Tenant's undertaking or if the Tenant shall enter into an agreement or make any arrangement with creditors for liquidation of the debts of the Tenant by composition or otherwise or suffer any distress or process of execution to be levied on the goods of the Tenant then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter upon the Premises or any part thereof in the name of the whole and thereupon the term shall absolutely determine but without prejudice to any right of action of the Landlord in respect of any antecedent breach of any of the agreements on the part of the Tenant herein contained. All costs and expenses of and incidental to any demand for rent or any other sum payable under these presents or actions or distraint for the recovery of

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

          the same shall be paid by the Tenant on a full indemnity basis and shall be recoverable from the Tenant.

     Cesser of Rent

     (2) In the event of the Premises or any part thereof being damaged or destroyed by any cause or made inaccessible save and except the act neglect or default of the Tenant so as to be unfit for occupation or use or inaccessible then the Rent reserved hereby and other charges payable hereunder or a fair proportion thereof according to the nature and extent of the damage sustained shall cease to be payable by the Tenant from the date of such damage or destruction until the Premises are restored fit for occupation and use and accessible PROVIDED that there shall be no cesser of Rent if any insurance policy affected by the Landlord shall have been rendered void or voidable in whole or in part by the act or default of the Tenant or any person deriving title under the Tenant or if the moneys payable under any such policy in respect of loss of rent shall not be paid to the Landlord by virtue of the act or default of the Tenant and PROVIDED that the Landlord shall be under no obligation to reinstate the Premises or any part so damaged or destroyed but if the Premises have not been reinstated within two months of the date of occurrence of such damage or destruction rendering them unfit for occupation or use or inaccessible the Tenant shall have the right to terminate the term on giving written notice to the Landlord.


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

     Deposit

     (3)

          (a) The Tenant shall deposit with the Landlord the sum and further sums (if any) specified in the Fourth Schedule hereto (hereinafter called "the deposit") to secure the due observance and performance by the Tenant of the agreements, stipulations and conditions herein contained and on the Tenant's part to be observed and performed. The deposit shall be retained by the Landlord for its own use and benefit throughout the Term free of any interest to the Tenant with power for the Landlord, without prejudice to any right or remedy hereunder, to deduct therefrom the Rent and other charges payable hereunder which is in arrear or any loss or damage sustained by the Landlord and properly payable by the Tenant as a result of any breach or non-observance or non-performance by the Tenant of any of the agreements, stipulations or conditions herein contained. In the event of any deduction being made by the Landlord from the deposit in accordance herewith, the Tenant shall on demand by the Landlord forthwith further deposit the amount so deducted. In the event of any deduction(s) so made by the Landlord, the Landlord shall provide in writing an itemized account of all such deductions made from the deposit within 10 business days after each such deduction.

          (b) Subject as aforesaid, the deposit or a proportionate part thereof as the case may be shall be refunded to the Tenant by the landlord without interest within fourteen (14) days after the expiration or sooner determination of the term and the delivery of vacant possession to the Landlord or within fourteen (14) days of the settlement of the last outstanding claim by the landlord against the Tenant in respect of any breach, non-observance or non-performance of any of the agreements, stipulations or conditions herein contained and on the part of the Tenant to be observed and performed, which ever is the later.

          (c) Without prejudice to sub-clause (a) of this Clause, the Tenant shall not be entitled to apply and/or direct the landlord to apply the deposit towards the payment of any money due and payable by the Tenant to the landlord hereunder.

          (d) Notwithstanding the foregoing, if the Landlord shall go into liquidation (whether voluntary or compulsory) or if a receiver shall be appointed over the whole or any part of the Premises then the Tenant shall forthwith be entitled to the return of the said deposit in full (subject to such lawful deductions which by that time shall have been lawfully made by the Landlord therefrom) and/or shall be entitled to apply the said deposit in full against any demand or claim for rent (or other sums payable hereunder by the Tenant) made by the Landlord or any such liquidator or receiver.

     Non-liability of Landlord

     (4) Except as provided herein and so far as permitted by law the Landlord shall not be liable for any loss damage or inconvenience suffered or incurred by the Tenant or occupier of the Premises or any of its or their respective servants employees licensees invitees or visitors or by any other person or persons by reason or in consequence of any act neglect default or omission of any tenant or occupier of any other premises in the Building.

     Waiver

     (5) The acceptance of Rent by the landlord shall not be deemed to operate as a waiver by the landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance of the convenants or obligations on the part of the Tenant herein contained.

     Premium

     (6) The Tenant acknowledges that no fine premium key money or consideration other than that details of which are contained in this Lease has been paid by the Tenant to the Landlord for the grant of this Lease.

     Rent to be paid in advance

     (7) For the purpose of the landlord and Tenant (Consolidation) Ordinance the Rent reserved hereby re in arrears if not paid in advance as herein provided.

     Verbal warranties

     (8) This Lease sets out the full agreement reached between the parties and no other representations have been made or warranties given relating to the landlord or the Tenant or the Building or the Premises and if any such representation or warranty has been given or implied the same is hereby waived unless the same has been made in writing and signed on behalf of the landlord or the Tenant.

     Notices

     (9) Any notice in writing to be served hereunder shall if to be served on the Tenant be sufficiently served if addressed to the Tenant and sent by prepaid post to or delivery by messenger at the Tenant's registered office and if to be served on the landlord be sufficiently served if addressed to the landlord and sent by prepaid post to or delivered by messenger at the office of the landlord given above or at the landlord's registered office. A notice sent by post shall be deemed to be given when in due course of post it would be delivered at the address to which it is sent. A notice delivered by messenger shall be deemed to be given upon delivery.

     (10) The Tenant shall itself be responsible for management of the Building at their own costs (latent inherent and structural defects expected) until the Landlord shall have agreed to enter into lease(s) tenancies licenses and/or agreements with other tenant(s) lessees licensees or other persons to occupy use or share any other part(s) of the Building not hereby demised to the Tenant whereupon the Landlord is required to give to the Tenant not less than one month prior notice in writing to take over management of the whole Building with effect from the date of such occupation use or sharing of the Building or any part thereof. The management fees payable by the Tenant for management services to be rendered by the Landlord or the Manager appointed by it shall initially be in the sum of appointed by it shall initially be in the sum of HK$57,245.00 per month during the period commencing the date when the landlord takeover management of the Building as aforesaid to 31st December 1997 which shall be payable in advance on the first day of each calendar month and is subject to annual increment by the Landlord or the Manager by giving to the Tenant one month prior written notice provided that such increase shall be accompanied by a memorandum setting out the reasons for the increase and provided that such fees or charges shall not be increased more than once in each calendar year.

     (11) the Tenant hereby covenants not to do any act or thing whereby the staircase giving access to and egress from the portion of the Roof of the Building not demised to the Tenant (which staircase is shown colored pink on the roof plan annexed hereto) shall be obstructed or hindered in any way whatsoever.

     (12) Notwithstanding anything herein contained to the contrary at any time after 1st January 1998 the Tenant shall be entitled to terminate this Lease by (i) giving to the Landlord not less than six months' notice in writing or paying six months' rent in lieu of notice and (ii) paying to the Landlord by way of liquidated damages a lump sum equivalent to the then prevailing one month rent whereupon this Lease will cease and determine at the expiration of the said notice but without prejudice to the rights or claims of either party against the other in respect of any antecedent breaches.

     5.   Costs

          Each party shall pay its own costs of and incidental to the preparation and completion of this Lease but the stamp duty and registration fees on this Lease and its duplicate shall be borne by the parties hereto in equal shares.

6.   Interpretation

     (a) In this Lease if the context permits or requires words importing the singular number shall include the plural number and words importing the masculine feminine or neuter gender shall include the other or others of them;

     (b) the headings contained in this Lease are for convenience only and shall not be referred to in the construction or interpretations of this Lease;

     (c) where there are two or more persons included in the expressions "the Tenant" or "the Landlord" then all convenants by the obligations of the Tenant or the Landlord as the case may be shall be deemed to be made and given by such persons jointly and severally;

     (d) references to any ordinance herein contained shall be deemed to refer to any modification or reenactment thereof for the time being in force.

     AS WITNESS the hands of the parties hereto the day and year first above written.

                                 FIRST SCHEDULE

The Premises

ALL THOSE Third Floor and Flat Roof appurtenant thereto, Fourth Floor, Fifth Floor, portion of Roof and eight Car Parking Spaces on Ground Floor of Asia Trade Centre, 19 Sze Shan Street, Yau Tong Bay, Kowloon which are more particularly shown and coloured yellow on the Ground Floor Plan, Third Floor Plan, Fourth Floor Plan, Fifth Floor Plan and Roof Plan attached hereto.

                                 SECOND SCHEDULE

The term

Two years commencing from 1st January 1997 to 31st December 1998 with an option to renew for a further term of two years which option is more particularly described below:

Option To Renew

(i) The Tenant shall be entitled to an option to renew this Agreement for another term of two (2) years from the expiry date of the term (hereinafter called "the renewal period").

(ii)  The above option

      (a) shall be subject to there being no outstanding breaches by the Tenant of the terms, stipulations, obligations and conditions contained in this Lease during the term; and

      (b) shall be exercised by notice in writing served on the landlord not less than three (3) months and not more than six (6) months prior to the date on which the term is due to expire.

(iii) The renewal period shall be held under the same terms and conditions as are contained in this Agreement save and except for (a) the provisions of this Clause and (b) the rent payable for the renewal period ("the revised rent") which shall be determined in accordance with subClause (iv) below.

(iv) The revised rent shall be agreed by the landlord and Tenant not earlier than 60 days and not later than 30 days before the expiry of the term but in the event that they fail so to do then either party shall, in default of agreement in the meantime either upon the amount of the revised rent or upon the appointment of an independent Surveyor to determine the revised rent, be entitled to request the President for the time being of the Hong Kong Institute of Surveyors to appoint an independent Surveyor to determine the same as an expert and not as an arbitrator and his decision shall be final and finding on the parties hereto. The fees payable to such independent Surveyor in respect of, and the other costs (if any) involved in, any determination made in pursuance of this Clause shall be borne by the parties in equal shares.

(v) The revised rent shall be the prevailing market rent per month at which the Premises might reasonably be expected to be let without a premium on the open market by a willing landlord to a willing tenant it being assumed that the Premises are to be let with vacant possession on the same terms as this Agreement (save this Clause) and in the same state of repair and condition as the Premises are then in at the said expiry date for a term of two years commencing on the said expiry date.

(vi) If at the said expiry date the amount of the revised rent shall not for any reason have been determined in accordance with the provisions of this Clause then the Tenant shall continue to pay on account thereof the same monthly rent as was last payable under the term created by this Agreement but so that the revised rent in respect of the period between the said expiry date and the date of determination of the revised rent shall become due and payable as soon as it is so determined and the Tenant or the Landlord shall after notification of the revised rent so determined forthwith pay to the Landlord or the Tenant (as the case may be) any excess or shortfall (if any) of the revised rent over or below the rent already paid by the Tenant in respect of the said period.

(vii) The Landlord and the Tenant shall cause a memorandum containing details of the further term and the revised rent determined pursuant to this Clause to be endorsed on this Agreement and the counterpart thereof. The stamp duty payable on such endorsement shall be borne by both parties in equal shares and each party shall pay its own legal costs in relation to the preparation, completion and execution of such endorsement.

(viii) Notwithstanding any of the foregoing, if the revised rent as determined by the Surveyor is higher than that anticipated by the Tenant, the Tenant may within one month of receipt of the notification of the amount of the revised rent, give not less then 30 days written notice to the landlord to the effect that the Tenant will deliver up vacant possession of the Premises to the Landlord and this Lease (as may be extended) will therefore be terminated on the date of delivery of vacant possession as stated in the Tenant's notice as aforesaid.

                                 THIRD SCHEDULE
The Rent

HONG KONG DOLLARS FIVE HUNDRED AND NINETY-SEVEN THOUSAND FIVE HUNDRED AND SIXTY ONLY (HK$597,560.00) per month payable in advance on the first day of each month.

                                 FOURTH SCHEDULE

Rental Deposit

HONG KONG DOLLARS ONE MILLION ONE HUNDRED AND NINETY-FIVE THOUSAND ONE HUNDRED TWENTY ONLY (HK$1,195,120.00) being two months' rental for the term.

SIGNED BY                                   )
                                            )
                                            )
---------------------------------------     )
for and on behalf of the Landlord           )
whose signature(s) is/are verified by:      )





SIGNED BY                                   )
                                            )
                                            )
---------------------------------------     )
for and on behalf of the Tenant             )
                                            )
in the presence of:                         )

                                                                   EXHIBIT 10.12


                        MANUFACTURING SERVICES AGREEMENT


        This Manufacturing Services Agreement ("Agreement") is entered into by and between Maxtor Corporation, a Delaware corporation, with its principal place of business at 211 River Oaks Parkway, San Jose, California 95134, U.S.A. ("Maxtor") and International Manufacturing Services, Inc., a Delaware corporation, with its principal place of business at 211 River Oaks Parkway, San Jose, California 95134 U.S.A. ("IMS"). This Agreement is effective as of May 16, 1996 ("Effective Date").


                                    RECITALS

        WHEREAS, Maxtor wishes to procure certain products and manufacturing services from IMS;

        WHEREAS, IMS is willing to provide such products and services on the terms and conditions set forth below;

        WHEREAS, concurrent with the execution of this Agreement, Maxtor and IMS will close certain related transactions set forth in that certain
Recapitalization Agreement dated as of May 16, 1996 and that certain Redemption Agreement and Stockholders Agreement of even date therewith (the "Related Agreements");

        NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein and in the Related Agreements, the parties agree as follows:


                                    AGREEMENT

     1. Product Appendix. IMS will sell and Maxtor will purchase the products set forth in Exhibit A, as amended from time to time by mutual agreement ("Products"). For each Product, Maxtor will specify, from time to time, (i) a bill of materials listing the components of the Product; (ii) which components are to be procured by IMS and which are to be consigned to IMS by Maxtor; and
(iii) approved vendors from whom IMS must source particular components. The parties shall agree in writing on any Product-specific tooling (manufacturing or test) and any other equipment which is required to be acquired by IMS solely for use in manufacturing or testing such Product, along with the financial and ownership arrangements for such tooling and equipment. IMS shall not change any vendor of a Product component or any manufacturing process for any Product without Maxtor's prior written approval.

     2. Orders and Forecasts. Every fiscal month, Maxtor shall issue to IMS binding purchase orders ("Orders") for Products, covering a thirteen (13) week period from such issue date and a nonbinding forecast for an additional subsequent thirteen (13) week period. No Order shall be binding upon IMS unless accepted by IMS in writing, subject to Section 7.3 ("Sales Commitment"), provided that if such written acceptance is not received by Maxtor within five (5) working days from date of Order issuance, said Order shall be deemed accepted.

     3. Purchase Price. Purchase prices under this Agreement are set forth in Exhibit A as amended from time to time by both parties in writing. Purchase prices will be FOB IMS' applicable manufacturing facility and do not include any foreign, federal, state, local or other taxes or duties or charges of any kind that may be applicable. When IMS has the legal obligation to collect such taxes, the appropriate amount (excluding taxes based on IMS' net Income) will be added to Maxtor's invoice and paid by Maxtor unless Maxtor provides IMS with a valid tax exemption certificate authorized by the appropriate taxing authority. IMS agrees to keep its prices competitive and shall use reasonable commercial efforts to achieve ongoing cost reductions and to lower prices proportionately. The parties shall meet at least once a quarter, and more often if appropriate in the reasonable judgement of either party, to negotiate price changes. At such meetings, IMS will disclose to Maxtor all cost elements related to the Products.

     4. Payment Terms. Payment terms shall be net thirty (30) days from receipt of invoice by Maxtor. All invoices shall be paid in U.S. dollars. If IMS terminates this Agreement for cause pursuant to Section 14 ("Term and Termination"), all outstanding invoices will automatically be accelerated and will become immediately due and payable.

     5.   Shipping Terms, etc.

          5.1 Shipping Terms. All Products shall be packed for shipment in accordance with reasonable industrial practice and marked for shipment to Maxtor's designated shipping destination and delivered to Maxtor's carrier agent FOB IMS' applicable manufacturing facility. IMS will obtain Maxtor's written approval prior to any change from IMS' present packaging. IMS will mark all containers with necessary lifting, handling and shipping information and with Order information, date of shipment and the names of the consignee and consignor. An itemized packing list will accompany each shipment which shall include (i) Order information, and (ii) the description, part number, revision level and quantity of the Products so shipped. RISK OF LOSS SHALL PASS TO MAXTOR AT IMS' SHIPPING LOCATION UPON DELIVERY TO MAXTOR'S CARRIER AGENT. Maxtor shall select the carrier. All freight, insurance and other shipping expenses, including without limitation any special packaging expenses, shall be paid by Maxtor. Delivery shall not occur until IMS has obtained any export license or other official authorization necessary for export of the Products. Export licensing shall be the sole responsibility and at the sole expense of IMS.

          5.2 Miscellaneous. Maxtor's Order number must appear on all invoices, packing lists and bills of lading and shall appear on each package, container or envelope on each shipment. Either an invoice or delivery order may be used when making deliveries, with each set containing three (3) copies. A complete packing list specifying Maxtor's applicable Order number, quantity of goods shipped and part number shall be enclosed with each shipment. Bills of lading shall be mailed in triplicate to the destination address shown on the face of each Order, or to the consignee of the Order, on the day shipment is made.

     6.   Order Cancellation and Rescheduling.

          6.1 Rescheduling. Maxtor may gives notice to IMS, either by facsimile transmission, in other written form, or orally with follow-up written confirmation, requesting rescheduling of Products for which purchase orders have been accepted by IMS. IMS shall reply within two (2) working days. The following rules shall apply based on the number of calendar weeks notice IMS is given prior to the scheduled shipment date:

         Time Prior to Delivery                    Limits on Rescheduling
--------------------------------------------------------------------------------
        up to [*]                         [*]
        [*] weeks                         [*]
        [*] weeks                         [*]
        [*] weeks                         [*]

Maxtor's request for new ship date(s) more than ninety (90) days beyond the original ship date(s) shown on the affected purchase order shall be deemed a cancellation of the original purchase order governed by Section 7.2. If Maxtor's reschedule request represents an acceleration or increase, IMS will use its best efforts to meet the requested delivery dates.

          6.2 Cancellation. Any purchases of material by IMS shall be solely for the account of IMS, except for raw materials detailed in the bills of materials for the corresponding Products. IMS shall not purchase any materials to be consigned by Maxtor. Maxtor shall not be responsible for excess and obsolete inventory which is not covered by a Maxtor Purchase Order or other written form of authorization from Maxtor. Maxtor shall be responsible for exposures caused by EOL, rescheduling and engineering changes where IMS has purchased property under written authorization from Maxtor according to lead-time and within the cancellation window on the attached Exhibit C. Beyond that, IMS shall use reasonable commercial efforts to mitigate the costs incurred by IMS on account of any such cancellation, and any and all resulting liability of Maxtor. Once formal notification of cancellation has been received, IMS shall promptly cease all efforts in fulfillment of canceled Orders and shall promptly cancel orders to suppliers (in consultation with Maxtor where a cancellation penalty may be incurred). At the option of IMS, Maxtor shall purchase all or any portion of the materials purchased by IMS consistent with raw material lead times, and within the cancellation windows in Exhibit C unless Maxtor has provided written authorization to exceed the cancellation window. Maxtor must settle all valid claims from IMS regarding surplus inventory within forty-five (45) days of receipt of IMS' written demand setting for the grounds of the claim in reasonable detail. The foregoing, together with the remedies set forth in
Section 7.1 ("Purchase Commitment"), shall be IMS' sole and exclusive remedies for any canceled Orders. The foregoing remedies shall also apply to Products manufactured by IMS for contractors of Maxtor named on Exhibit D, which Exhibit may be amended by Maxtor from time to time.

          6.3 Product Mix Changes. It is understood that market conditions or requirements by Maxtor's customers may require changes in Product mix and it is anticipated that such changes may occur frequently. IMS, therefore, grants to Maxtor the right at any time to make changes to the Product mix without penalty to the extent such changes do not materially alter IMS' raw materials requirements, as long as such changes are made more than fifteen (15) days prior to delivery. Maxtor and IMS agree to work together to respond to such changes in a timely manner.

     7.   Purchase and Sale Commitments.

          7.1 Purchase Commitment. Maxtor agrees to place Orders with IMS, which Orders IMS shall accept, and Maxtor agrees to accept corresponding conforming shipments from IMS aggregating as follows:

                 Period                             Quarterly Unit Volume
--------------------------------------------------------------------------------
Initial [*] period following the                            [*]
Effective Date

Second [*] period following the                             [*]
Effective Date

Third [*] period following the Effective                    [*]
Date

IMS' sole and exclusive remedies for Maxtor's failure to place any of the above orders and/or Maxtor's cancellation of such Orders once placed shall be (i) suspension during the first year following the Effective Date, until cure of such failure, of the interest payments not yet paid and due under that certain Twenty Million Dollar ($20,000,000) Seven Percent (7%) Senior Subordinated Note issued at the closing of the Acquisition Transaction, provided that such unpaid interest will be repaid in equal monthly installments during the thirteen (13) months following cure of such failure, and (ii) if applicable, the remedies set forth in Section 6.2 ("Cancellation"). All purchases of Products by contractors of Maxtor named on Exhibit D shall be considered purchases of Products by Maxtor for purposes of this Section 7 ("Purchase and Sale Commitments").

          7.2 Condition of Purchase Obligation. Maxtor's commitment to purchase the amounts set forth in Section 7.1 ("Purchase Commitment") is conditioned upon IMS providing Products competitive in both price and quality. If Maxtor qualifies, pursuant to the qualification criteria set forth in Exhibit E, which criteria may be amended from time to time by Maxtor at its sole discretion, one or more alternate suppliers of Products whose price or quality is more favorable to Maxtor than IMS' price or quality and who are capable of meeting Maxtor's quality and volume (in whole or in part) requirements, Maxtor shall so notify IMS in writing. [*] Maxtor's purchase commitments set forth in Section 7.1 ("Purchase Commitment") shall be reduced to the extent of Products as to which IMS is not price or quality competitive.

          7.3 Sales Commitment. IMS agrees to accept Orders placed by Maxtor and to manufacture and sell such Products to Maxtor in the amounts specified in
Section 7.1 ("Purchase Commitment") above. IMS acknowledges that due to the primary source nature of the Products, it is important that IMS maintain the ability to increase its manufacturing capacity upon Maxtor's reasonable request. IMS shall provide for reasonable contingency plans, including but not limited to double shifts and triple shifts of personnel, so as to expeditiously increase IMS' manufacturing capacity to meet Maxtor's customer demand. [*] IMS will be responsible for processing sufficient Product starts, procuring sufficient inventory (except those components to be procured by Maxtor pursuant to Section 9 ("Product Materials")) and taking all other actions to provide Maxtor with the quantity of Product set forth in accepted Orders.

     8.   Inspection and Acceptance.

          8.1 Testing. IMS will ensure that each Product meets Maxtor specifications and is tested prior to shipment in accordance with quality and reliability testing methods and procedures for such Product as specified by Maxtor from time to time. IMS will provide to Maxtor only those Products conforming to the applicable test requirements unless IMS has obtained prior written approval from Maxtor for any deviation from such requirements.

          8.2 Acceptance. Maxtor shall inspect each shipment and return all non-conforming units to IMS with a return authorization number obtained from IMS with shipping cost to be borne by IMS. All returned Products must be accompanied by a written notice describing with reasonable particularity any defects rendering the Products non-conforming. IMS shall, at its expense, replace within ten (10) business days of return all non-conforming Products or refund the purchase price therefor. In addition to any such replacement and refund, IMS shall promptly reimburse Maxtor for reasonable costs, expenses and fees incurred by Maxtor as a result of non-conforming Products. Within ten (10) business days of IMS' receipt of any non-conforming Product, IMS will perform failure analysis and provide Maxtor with a failure analysis report and a corrective action plan detailing the actions IMS shall take to avoid or minimize similar defects in the future.

     9. Consignment. Maxtor may consign to IMS certain component parts, equipment and/or other materials (the "Materials") for use in assembling and testing Products. IMS agrees to (1) receive shipments of Materials ordered by Maxtor and designated for delivery to IMS, (2) perform incoming inspection and testing of Materials as reasonably required by Maxtor (any such Maxtor-required and Maxtor-unique testing to be at Maxtor's expense), (3) store and insure such Materials until needed, (4) use such Materials solely for the benefit of Maxtor, and (5) provide inventory and stocking reports to Maxtor. IMS shall provide such services with respect to Materials stored by IMS for up to one hundred twenty
(120) days at no charge. The parties shall negotiate in good faith on reimbursement to IMS for IMS' actual incremental costs incurred in connection with storage of Material in excess of one hundred twenty (120) days. IMS shall be responsible and liable for all Materials consigned by Maxtor to IMS, unless IMS provides Maxtor within forty-eight (48) hours of arrival of any consigned Materials with written notice and an accompanying receipt showing a discrepancy between the amount and/or type of Materials actually received by IMS and the amount and/or type consigned by Maxtor, as shown on applicable shipping documents. Notwithstanding IMS' management and storage of the consigned

Materials, Maxtor will retain all rights, title and interest to such Materials. IMS agrees that all Maxtor consigned Materials are the property of Maxtor and shall not mortgage, pledge, assign or borrow against such Materials or otherwise create or attempt to create a security interest in the Materials. IMS will post signs, make public filings, and take such other steps reasonably calculated to notify third parties concerning Maxtor's ownership of such Materials. IMS agrees to maintain fire and extended insurance, including all risk and earthquake coverage, on the building containing and contents of the Materials in an amount agreed upon by the parties. IMS shall name Maxtor as an additional assured with respect to the contents of the Materials and shall, if required by Maxtor, furnish certificates or adequate proof of the foregoing insurance. IMS will be liable to Maxtor for damages for loss of, or injury to, the consigned Materials caused by IMS' failure to exercise such care in regard to the Materials as a reasonably careful person would exercise under like circumstances. IMS agrees to accept responsibility for the actual cash value of any Materials while such Materials are in IMS' custody. In the event of any canceled Orders involving Materials, IMS shall ship such Materials to Maxtor (at Maxtor's expense). [*] IMS requests that consigned components are received by IMS at least five (5) business days prior to the scheduled Product shipment date and in sufficient quantities to allow for normal component attrition.

     10. Limited Warranty. IMS warrants that the Products sold to Maxtor shall conform to the corresponding written product specification provided by Maxtor to IMS and current at the time of Maxtor's Order ("Specification") [*] for a period of twelve (12) months from the date of receipt by Maxtor. The materials portion of this warranty shall not apply to the extent of defects in the Product directly attributable to the failure of any Materials consigned or supplied to IMS by Maxtor. All claims for breach of warranty with respect to any unit of the Products must be received by IMS no later than fifteen (15) days after the expiration of the warranty period. The warranty does not extend to any Products
(i) which have been subjected to misuse, neglect, excessive deterioration or erosion, abuse, accident, improper installation, extreme electrical or physical stress, or any other use by Maxtor in violation of or contrary to IMS' instructions; (ii) which have been repaired or altered in any manner by anyone other than IMS or persons expressly authorized by IMS; or (iii) which are defective as a result of causes external to the Product. IMS' sole and exclusive obligation with respect to defective Products returned under warranty shall be, at IMS' option, repair or replacement thereof or refund of the purchase price. THE EXPRESS WARRANTY AND WARRANTY REMEDIES PROVIDED IN THIS SECTION ARE MAXTOR'S SOLE AND EXCLUSIVE REMEDIES FOR BREACH OF THE WARRANTIES IN THIS SECTION. IMS MAKES, AND HAS MADE, NO OTHER WARRANTIES TO MAXTOR, AND IMS HEREBY EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES, WRITTEN OR ORAL, EXPRESS, IMPLIED, OR STATUTORY, IN ANY MANNER OR FORM WHATSOEVER, INCLUDING, BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR NONINFRINGEMENT OF THIRD PARTY RIGHTS (EXCEPT AS EXPRESSLY PROVIDED IN SECTION 17 ("INDEMNIFICATION")). Maxtor shall pay IMS such amounts as are mutually agreed from time to time for (i) testing of returned units in "no problem found" situations (i.e., where Product units returned to IMS conform to the above warranty) and (ii) network of returned units where the failure of the units to conform to the above warranty is not due to any breach of warranty by IMS (e.g., situations where the Product unit has been abused or damaged by persons other than IMS).

     11. Epidemic Failure. In the event of an epidemic failure of a Product, the parties shall immediately work together to identify the nature of the failure and to determine whether the failure results from certain components of the Product or manufacture of the Product. For purposes of this Section, "epidemic failure" shall mean a group of failures occurring within a thirty (30) day period of a same or similar nature where the failure rate for such thirty
(30) day period is ten percent (10%) or more above the failure rate for the particular Product over the term of this Agreement prior to such event. Maxtor and IMS shall agree on an equitable allocation of the cost of resolving the problem vis-a-vis Maxtor's customers and in regard to the relevant component(s) vendors which shall depend on whether the primary source of the problem is Maxtor's procurement of Materials for the Products or IMS' procurement of components for or manufacture of the Product. Maxtor and IMS shall cooperate in good faith to identify the most cost-effective solution to the problem.

     12. Limitation of Liability. EXCEPT AS SET FORTH IN SECTION 17.2 ("INDEMNIFICATION BY IMS") AND SECTION 17.3 ("INFRINGEMENT INDEMNIFICATION BY MAXTOR") AND EXCEPT FOR BREACH OF THE OBLIGATIONS SET FORTH IN SECTION 18.1 ("CONFIDENTIAL INFORMATION"), EITHER PARTY'S MAXIMUM LIABILITY ARISING OUT OR RELATING TO THIS AGREEMENT SHALL BE LIMITED TO THE TOTAL PAYMENTS MADE BY MAXTOR TO IMS HEREUNDER. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY OR PUNITIVE DAMAGES, HOWEVER CAUSED, WHETHER FOR BREACH OF CONTRACT, NEGLIGENCE OR OTHERWISE (INCLUDING, WITHOUT LIMITATION, DAMAGES BASED ON LOSS OF PROFITS OR BUSINESS OPPORTUNITY), AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

     13.  Engineering or Process Changes.

          13.1 Definition. The term "Engineering Change(s)" shall mean those mechanical, electrical, piece part or subassembly design or Specification changes, made to the Products or to any manufacturing, assembly or testing method, procedure or process ("Process"), or, which, if made, could affect the schedule, performance, reliability, availability, serviceability, appearance, dimensions, tolerances, safety or costs, such determination to be made solely by Maxtor.

          13.2 IMS Change(s). IMS will notify Maxtor of any Engineering Change proposed to be made by IMS to the Products or Process, and will supply a written description of the expected effect of the Engineering Change on the Products, including its effect on price, performance, reliability and serviceability. Maxtor may elect to evaluate the prototype, parts and/or designs specified as part of the proposed change and IMS shall provide the prototype, parts and/or design to Maxtor at no charge for such evaluation. Maxtor agrees to use commercially reasonable efforts to respond, within five (5) working days after receipt of IMS' request for non-critical changes and within twenty-four (24) hours for critical changes, as to whether or not Maxtor will negotiate with IMS as to a transition plan and time frame for implementing such Engineering Changes. IMS will not change or modify the Products or

Process by implementation of such Engineering Change without Maxtor's prior written approval. Maxtor, in its reasonable discretion, may reject any and all IMS requested changes.

          13.3 Maxtor Change(s). Maxtor may request, in writing and in a manner similar to IMS' request as set forth in Section 13.2 ("IMS Change(s)"), that IMS incorporate any non-critical Engineering Change into the Products, and IMS will provide to Maxtor its written response within five (5) working days after receipt of Maxtor's request. For critical Engineering Changes, as determined by Maxtor, IMS will respond within twenty-four (24) hours of Maxtor's written request. IMS' response will state the cost savings or increase, and labor, inventory and scrap material impact, if any, expected to be created by the Engineering Change, and the effect on the schedule, performance, reliability, availability, safety, serviceability, appearance, dimensions, tolerances, and composition of bills of material of the Products. If Maxtor requests IMS to incorporate an Engineering Change into the Products, the applicable Specifications will. be amended as required subject to mutual agreement on reimbursement to IMS for its extra costs (including labor, manufacturing supplies and inventory) incurred as a result of the Engineering Change. IMS will not unreasonably refuse to incorporate Maxtor's Engineering Changes into the Products.

     14. Term and Termination. The term of this Agreement shall begin on the Effective Date and continue for three years thereafter unless earlier terminated as provided herein. Either party may terminate this Agreement for default by the other party of any material obligation, unless the defaulting party cures such material breach within thirty (30) days after receipt of written notice from the non-defaulting party. In the event this Agreement is terminated by IMS upon Maxtor's default, Maxtor shall be responsible for payment or cancellation charges for any issued and accepted Orders as provided in Section 6 ("Order Cancellation and Rescheduling"). In the event this Agreement is terminated by Maxtor for IMS' default, IMS shall be responsible for payment of any and all costs and expenses associated with Maxtor's transfer of Orders to another supplier, including without limitation the incremental cost to procure substitute goods in accordance with Section 2712 of the Uniform Commercial Code.

     15. Maxtor Equipment. IMS shall be responsible for diligence and care in the use, routine calibration and repair, maintenance and protection of any Maxtor furnished equipment, including without limitation any Product-specific tooling and equipment, and shall be liable for repairs or replacement due to normal failure or wear and tear, and maintenance costs, provided, that HDAs shall be supplied, maintained, repaired and replenished by Maxtor.

     16.  [*]

     17.  Indemnification.

          17.1 Indemnification by Maxtor for Products. Maxtor shall defend, indemnify and hold IMS, its successors and assigns, harmless from and against all actions, claims, liabilities, losses and expenses (including reasonable attorneys' fees) arising out of or relating to Maxtor's gross negligence or intentional misconduct in its distribution, sale or use of any Product. Such indemnification obligation will be conditioned upon IMS (i) giving Maxtor prompt notification in writing as to any such action; (ii) tendering full control of the defense of such action to Maxtor; and (iii) providing Maxtor with full information and assistance (at Maxtor's expense) for such defense. IMS may participate in any such defense with counsel of its choosing at its expense. Maxtor will not be responsible for any settlement or compromise made without its consent.

          17.2 [*]

          17.3 Infringement Indemnification by Maxtor. Maxtor shall defend, indemnify and hold IMS, its successors and assigns, harmless from and against all actions, claims, liabilities, losses and expenses (including reasonable attorneys' fees) arising out of or relating to any claim of infringement or misappropriation by a Product developed from designs provided by Maxtor for such development, of any patent, copyright, trade secret, or any other intellectual property right of any third party to the extent such infringement or misappropriation arises out of use of such Maxtor designs. Such indemnification obligation will be conditioned upon IMS (i) giving Maxtor prompt notification in writing as to any such action; (ii) tendering full control of the defense of such action to Maxtor; and (iii) providing Maxtor with full information and assistance (at Maxtor's expense) for such defense. IMS may participate in any such defense with counsel of its choosing at its expense. Maxtor will not be responsible for any settlement or compromise made without its consent.

     18.  Confidentiality; Intellectual Property Rights.

          18.1 Confidential Information. Each party (the "Disclosing Party", as applicable) agrees during the term of this Agreement and thereafter to take all steps reasonably necessary to hold the Confidential Information of the other party (the "Receiving Party", as applicable) in trust and confidence. "Confidential Information" includes, but is not limited to, technical and business information relating to the Disclosing Party's inventions or products, research and development, production, manufacturing and engineering processes, costs, profit or margin information, employee skills and salaries, finances, customers, marketing, and production and future business plans, and any third party's proprietary or confidential information disclosed to the Receiving Party in the course of providing services to the Disclosing Party. Notwithstanding the other provisions of this Agreement, nothing received by the Receiving Party will be considered to be the Disclosing Party's Confidential Information if (1) it has been published or is otherwise readily available to the public other than by a breach of this Agreement; (2) it has been rightfully received by the Receiving Party from a third party without confidential limitations; (3) it has been independently developed for the Receiving Party by personnel or agents having no access to the Disclosing Party's Confidential Information; or (4) it was known to the Receiving Party prior to its first receipt from the Disclosing Party. The Receiving Party shall use the Disclosing Party's Confidential Information only for the purposes of providing and receiving Products and services to and from the Disclosing Party as set forth herein, unless otherwise mutually agreed in writing. The Receiving Party may disclose the Disclosing Party's Confidential Information to affiliates and to third persons, including contractors, solely for the purposes of this Agreement or as otherwise allowed herein (e.g., Section
18.4 ("License of IMS Rights")), including consultation regarding the purchase or provision of Products and services, but only under the terms of a written confidentiality agreement with such third person containing confidentiality and use terms substantially similar to those imposed herein upon a Receiving Party. The foregoing shall not affect Maxtor's rights under

Section 18.4 ("License of IMS Rights"), except that Maxtor shall require third persons who receive such Section 18.4 IMS Intellectual Property which is IMS Confidential Information, to execute such written confidentiality agreement.

          18.2 No Conflict of Interest. Each party agrees during the term of this Agreement not to accept work, enter into a contract or accept an obligation inconsistent or incompatible with such party's obligations under this Agreement or the scope of services rendered for the other party hereunder. Each party warrants that to the best of its knowledge, there is no other existing contract or duty on such party's part inconsistent with this Agreement. The parties agree that the foregoing obligations shall not be construed in any manner to supersede or conflict with the terms and conditions of Section 7.2 ("Condition of Purchase Obligation") above.

          18.3 Ownership of Proprietary Rights. Nothing in this Agreement shall convey to either party any proprietary or intellectual property rights, including without limitation, copyrights, trademarks, trade secrets, patents, moral rights, contract rights and licensing rights (the "Intellectual Property Rights") belonging to the other party, or be deemed to license either party to use any such Intellectual Property Rights of the other party, except for the express limited purposes set forth herein.

          18.4 [*]

          18.5 Joint Work Product. The term "Joint Work Product" means any new or useful art, discovery, improvement or invention whether or not patentable, and all related know-how, designs, mask works, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artwork, software or other copyrightable or patentable works, where the conception or reduction to practice thereof occurs subsequent to the Effective Date and one or more personnel of both Maxtor and IMS contribute materially to such conception or reduction to practice. Maxtor and IMS shall jointly own the Joint Work Product, with each owning an undivided one-half interest, and each shall be free to commercially exploit Joint Work Product far its own account and nonexclusively license Joint Work Product to third parties without any obligation to account for profits to the other joint owner.

          18.6 Return of Maxtor Property. The term "Maxtor Work Product" means any new or useful art, discovery, improvement or invention whether or not patentable, and all related know-how, designs, mask works, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artwork, software or other copyrightable or patentable works developed by Maxtor without the material contribution of IMS or otherwise acquired or licensed by Maxtor. Except as set forth in a separate written licensing agreement:

               (a) IMS shall have no right to use any Maxtor Work Product provided by Maxtor to IMS, or learned by IMS from Maxtor, except to perform services for Maxtor as contemplated by this Agreement.

               (b) Upon termination of this Agreement for any reason or in any manner, or at any earlier time upon Maxtor's request, IMS agrees to promptly deliver all Maxtor property, including but not limited to all tangible embodiments of the Maxtor Work Product, and all copies of Maxtor property in IMS' possession to Maxtor, or promptly destroy all such Maxtor property and promptly certify in writing to its destruction.

     19.  Miscellaneous Provisions.

          19.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes all prior agreements and understandings between the parties relating thereto. This Agreement may not be modified except by a writing signed by an authorized representative of both parties.

          19.2 Independent Contractor. The relationship of the parties established by this Agreement is that of independent contractors, and nothing contained herein shall be constructed to constitute either party as the agent of the other party or as partners, joint ventures, co-owners or otherwise as participants in a joint or common undertaking.

          19.3 Advertising. No advertising by either party shall display or contain any trademarks or references to the other party without the other party's prior written approval.

          19.4 Assignment and Subcontracting. This Agreement may not be assigned by either party without the advance written consent of the other party, which shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign this Agreement to any affiliate or subsidiary or pursuant to a merger, sale of all or substantially all of its assets, or other corporate reorganization. IMS shall not subcontract any of its rights or obligations hereunder to any third party without Maxtor's prior written approval, which shall not be unreasonably withheld.

          19.5 Force Majeure. Except for Maxtor's payment obligations, neither party shall be liable to the other party arising out of delays or failures to perform under the Agreement to the extent that any such delays or failures result from any cause beyond the reasonable control of the party affected by a force majeure event; provided, that the party affected by any such cause shall promptly inform the other of all relevant information. If any such force majeure event extends beyond ninety (90) days, either party shall have the right to terminate this Agreement upon written notice to the other party.

          19.6 Governing Law. This Agreement shall be governed by the laws of the State of California, without reference to conflict of laws principles. The United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

          19.7 Venue. All disputes arising under this Agreement shall be brought in the Superior Court of the State of California in Santa Clara County or the Federal District Court of San Jose, California, as permitted by law. The Superior Court of Santa Clara County and the Federal District Court of San Jose shall each have exclusive jurisdiction over disputes under this Agreement. IMS consents to the personal jurisdiction of the above courts.

          19.8 English Language. This Agreement is executed in the English language only, and any translations hereof are of no force and effect.

          19.9 Invalidity. If any provisions or portion thereof of this Agreement is held to be unenforceable or invalid, the remaining provisions and portions thereof shall nevertheless be given full force and effect.

          19.10 No Waiver. No failure to delay on the part of either party in exercising any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or of any other right or remedy. No provision of this Agreement may be waived except in a writing signed by the party granting such waiver.

          19.11 No Licenses Created. Nothing contained in this Agreement shall be construed as conferring any license, right to use or other right with respect to information, trademark or tradenames of either party.

          19.12 Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one single agreement between the parties.

          19.13 Limitation of Action. No action, regardless of form, arising out of this Agreement, may be brought by either party more than one year after the cause of action has arisen, or in the case of nonpayment, one year from the date the last payment was due.

          19.14 Survival. Sections 10, 11, 12, 15, 17, 18 and 19 shall survive any expiration or termination of this Agreement.

          19.15 Construction. This Agreement has been negotiated by the parties and their respective counsel. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against any party. Any ambiguity will not be interpreted against the drafting party.

     IN WITNESS WHEREOF, Maxtor and IMS have caused this Manufacturing Services Agreement to be executed by their respective officers, duly authorized.

MAXTOR:                                 IMS:

Maxtor Corporation                      International Manufacturing Services, Inc.


By:                                     By:
   --------------------------------        ----------------------------------

Name:                                   Name:
     ------------------------------           -------------------------------

Title:                                  Title:
      -----------------------------           -------------------------------

                                    EXHIBIT A

                               PRODUCTS AND PRICES


     Maxtor and IMS have agreed that in calendar 1996, Maxtor will give IMS first right of refusal to manufacture units up to 1.924 million each quarter. The forgoing does not constitute a purchase order.

                                            CQ2 96         CQ3 96         CQ4 96         CQ1 96
  BOM NO.            DESCRIPTION            PRICE          PRICE          PRICE          PRICE
-----------       -----------------      ------------   ------------   ------------   ------------
                                             US$            US$            US$            US$
[*]               [*]
                                             [*]            [*]            [*]            [*]









REWORK*
1" REWORK (NORMAL)
1" REWORK (FIELD)
2.5 REWORK
MXT REWORK

* Rework charges above are for full rework completed by IMS. Partial rework charges will be negotiated in good faith between the parties.

Note:

1. The price for CQ296 is confirmed while the price for the rest of three quarters is for reference only.

2.   The selling price for 2.5" is full turnkey and sales is from IMS to HSD.

                                    EXHIBIT A
                                   (Continued)

                              CONSIGNED PARTS LIST


     PART NO.                                   DESCRIPTION
-----------------        -------------------------------------------------------

[*]                         [*]

                                    EXHIBIT B

                      THIS EXHIBIT IS INTENTIONALLY OMITTED

                                    EXHIBIT C

                              CANCELLATION WINDOWS


                                                     CANCELLATION
        COMMODITY                                   (NOT-TO-EXCEED)
-----------------------                       --------------------------
ASICx*                                               [*] Days
Memory *                                             [*] Days
Osc. Custom                                          [*] Days
Transistors                                          [*] Days
Diodes                                               [*] Days
Caps (Tant.)                                         [*] Days
Resistor                                             [*] Days
PCB                                                  [*] Days
Ferrite                                              [*] Days
Connector/Socket                                     [*] Days
Cap Cer                                              [*] Days
Inductor                                             [*] Days


* Per supplier cancellation window plus [*] worth of raw and WIP in IMS.






















-------------------------
[*]  Confidential Treatment Requested

                                    EXHIBIT D

                            Hyundai Storage Division

                                   APPENDIX E


          # CRITERIA          MAX. POINT        WEIGHT AGE         MAX. WEIGHT

1.  Quality                        5                X2                  10
2.  Total Cost                     5                X2                  10
3.  Capacity                       5                X2                  10
4.  Time To Market                 5                X2                  10
5.  Joint Profit Program           5                X1                   5
6.  Delivery Performance           5                X1                   5
7.  Technology Leadership          5                X1                   5
8.  Finance                        5                X1                   5
9.  History/Flexibility            5                X1                   5
10. Fit for Application            5                X1                   5

     The Maximum Total Weighted Score is 70 and Minimum is 35.

     We can assign the following grading:

       WEIGHT SCORE                    GRADING
-------------------------   ------------------------------

35-49                       Pass/Average
50-59                       Good
60-70                       Very Good/Excellent